UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2015

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55376	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Status of Investments in Real Estate

As of October 29, 2015, Industrial Property Trust Inc. (the “Company”) owned and managed, either directly or through its 51% ownership interest in a joint venture partnership, a real estate portfolio that included properties with an aggregate total purchase price of approximately $1.0 billion, comprised of 93 industrial buildings totaling approximately 13.5 million square feet located in 16 markets throughout the U.S., with 180 customers, and was 89.8% occupied (91.1% leased) with a weighted-average remaining lease term (based on square feet) of 4.8 years. The occupied rate reflects the square footage with a paying customer in place. The leased rate includes the occupied square footage and additional square footage with leases in place that have not yet commenced. As of this date:

•	84 industrial buildings totaling approximately 11.7 million square feet comprised the Company’s operating portfolio, which includes stabilized properties, and was 98.6% occupied and leased. The Company’s operating portfolio has an estimated weighted-average aggregate purchase price capitalization rate of approximately 5.5% (5.7% excluding contractual free rent during a portion of the year following acquisition for certain of the properties).

•	9 industrial buildings totaling 1.8 million square feet comprised the Company’s development and value-add portfolio, which includes buildings acquired with the intention to reposition or redevelop, or buildings recently completed which have not yet reached stabilization. The Company generally considers a building to be stabilized on the earlier to occur of the first anniversary of a building’s shell completion date or a building achieving 90% occupancy.

As of October 29, 2015, the Company owned and managed approximately 3.2 million square feet of the total 13.5 million square feet through its 51% ownership interest in a joint venture partnership.

In addition, the Company currently has $143.5 million of properties under contract totaling 1.8 million square feet, either through its wholly-owned subsidiaries or through its 51% ownership interest in a joint venture partnership. Assuming that the Company completes these acquisitions under contract, the Company’s real estate portfolio will have an aggregate purchase price of $1.2 billion, totaling 15.4 million square feet. There is no assurance that the Company will complete the acquisition of the properties under contract.

The weighted-average aggregate purchase price capitalization rate is calculated based on the aggregate projected cash net operating income from in-place leases for the 12 months from the date of the respective acquisition, including any contractual rent increases contained in such leases for those 12 months, divided by the aggregate purchase price, exclusive of transfer taxes, due diligence expenses, and other closing costs including acquisition costs and fees paid to the Company’s advisor and its affiliates.

Forward-Looking Statement

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the remaining lease terms, the weighted-average aggregate purchase price capitalization rate, and the potential acquisitions under contract) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the Company’s customers’ ability to continue to comply with the terms of their leases, and those risks set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

October 29, 2015	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer